UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 28, 2005

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 31, 2005, WCI Communities, Inc. (“WCI”) issued a press release announcing its 2005 third quarter earnings. A copy of this press release is attached hereto as Exhibit 99.2. The information in Exhibit 99.2 is also being furnished pursuant to Item 9.01.

The information being furnished shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 28, 2005, WCI issued a press release reporting that at a meeting of the Board of Directors on October 28, 2005, Alfred Hoffman, Jr., had announced his resignation as Chairman of its Board of Directors of WCI effective November 4, 2005, contingent upon his swearing-in as the United States Ambassador to Portugal, and that Don E. Ackerman had been elected as Chairman to replace Mr. Hoffman. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events

On October 31, 2005, WCI issued a press release announcing that the Board approved the repurchase, from time to time, of up to 5 million shares of its common stock. A copy of this press release is attached hereto as Exhibit 99.3. The information in Exhibit 99.3 is being filed pursuant to Item 9.01.

Item 9.01	Financial Statements and Exhibits
99.1	Press release dated October 28, 2005
99.2	Press release dated October 31, 2005
99.3	Press release dated October 31, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:	/s/ James D. Cullen
Name: James D. Cullen
Title: Vice President

Date: November 1, 2005